Exhibit 99.1

Investor Contact:

MKR Group Inc.

Todd Kehrli

(323) 468-2300

meet@mkr-group.com

MeetMe Announces Improved Second Quarter 2015 Guidance

NEW HOPE, Pa.—June 23, 2015—MeetMe, Inc. (NASDAQ: MEET), a public market leader for social discovery, today announced it increased its revenue and adjusted EBITDA guidance for its second quarter ending June 30, 2015 based on progress it has made in successfully transitioning management of its advertising inventory in-house earlier this month.

Geoff Cook, Chief Executive Officer of MeetMe, stated, “Since resuming management of our advertising inventory, we have experienced stronger rates than we originally anticipated. Our daily mobile app advertising revenue in the first three weeks of June has increased 23% versus the May average, and in the seven days ending June 21st, we have experienced 53% higher daily mobile app advertising revenue than the May average. We continue to enhance and improve our current ad inventory and look forward to testing full-screen mobile video ad units in July.”

David Clark, Chief Financial Officer of MeetMe, added, “We now expect second quarter revenue to be between $10.5 million and $10.7 million, above our previously revised guidance of $9.0 million to $9.5 million. Adjusted EBITDA for the second quarter is expected to be between $1.5 million and $2.0 million, compared to our previously provided revised guidance of adjusted EBITDA in the range of $250,000 to $750,000. All guidance amounts are subject to change based on our determination of the collectability of all amounts owed to us by Beanstock Media, Inc. Beanstock represents approximately $5.8 million in accounts receivable, of which approximately $2.25 million is overdue. We believe none of these amounts is in dispute.”

MeetMe expects to announce full second quarter 2015 results in early August at which point it expects to also furnish additional revenue and profitability related metrics and updated annual guidance for 2015.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 80 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. The company is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, Android and Windows Phone in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whether our EBITDA will continue to grow, whether we will continue to experience stronger rates than originally anticipated, whether our mobile app advertising revenue will continue to increase and if so at what rates, whether we will continue to enhance and improve our current ad inventory, whether we will test full-screen mobile video ad units in July, whether our second quarter revenue and adjusted EBITDA will meet expected results, whether and what amount of overdue accounts receivable we will be able to collect from Beanstock Media, Inc., and the timing of such collection. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that we are not able to collect our overdue amounts from Beanstock Media Inc. easily or otherwise as anticipated, the risk that our transition of managing our advertising inventory in-house will not continue successfully as anticipated, our expectations for revenue and adjusted EBITDA will not be met, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, and events could adversely affect usage of our mobile devices . Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2014, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and the Current Report on Form 8-K filed on June 3, 2015. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.